Exhibit 10.45

                  Standard Form of Agreement Between Owner and
           Contractor where the basis for payment is the COST OF THE WORK PLUS A FEE with a negotiated Guaranteed Maximum Price

                            AIA Document A111 - 1997
                        1997 Edition - Electronic Format

AGREEMENT made as of the 31 day of March in the year 2000.
(In words, indicate day, month and year)

BETWEEN the Owner:                        Urban Fetch
(Name, address and other information)     536 Broadway
                                          New York, NY

and the Contractor:                       Mastercraft Builders, Inc.
(Name, address and other information)     600 West 57th Street
                                          New York, NY 10019

The Project is:                           Urban Fetch
(Name and location)                       380 11th Ave
                                          New York, NY

The Architect is:                         Tuller-McNealus Feld
(Name, address and other information)     596 Broadway
                                          New York, NY 10012


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The Owner and Contractor agree as follows.

ARTICLE 1 THE CONTRACT DOCUMENTS

      The Contractor Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 15. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

ARTICLE 2 THE WORK OF THIS CONTRACT

      The Contractor shall fully execute the Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others.

ARTICLE 3 RELATIONSHIP OF THE PARTIES

      The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and exercise the Contractor's skill and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to furnish at all times an adequate supply of workers and materials; and to perform the Work in an expeditious and economical manner consistent with the Owner's interests. The Owner agrees to furnish and approve, in a timely manner, information required by the Contractor and to make payments to the Contractor in accordance with the requirements of the Contract Documents.

ARTICLE 4 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

      4.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.
      (Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, note that the date will be fixed in a notice to proceed.)

      - Preliminary Pricing and review is to commence immediately.

      - Upon client written approval the base building work will commence.

      - All designed systems and interiors shall await architect's approved drawings and Building Department permits.

      4.2 The Contract Time shall be measured from the date of commencement.

      - Commencement shall mean submittal of client approved architectural/ engineering drawings and permits.

      4.3 The Contractor shall achieve Substantial Completion of the entire Work not later than __ days from the date of commencement, or as follows:

            Time is of the essence.

      , subject to adjustments of this Contract Time as provided in the Contract Documents.


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ARTICLE 5 BASIS FOR PAYMENT

      5.1 CONTRACT SUM

      5.1.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor's performance of the Contract. The Contract Sum is the Cost of the Work as defined in Article 7 plus the Contractor's Fee.

      5.1.2 The Contractor's Fee is: 8% General Conditions; 2% insurance and 7.5% overhead and fee.

      These percentages are based upon the sum of the subcontracts under the general contractor.


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ARTICLE 7 COSTS TO BE REIMBURSED

      7.1 COST OF THE WORK

      The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

      7.2 LABOR COSTS - All of this section is included in General Conditions of
      Article 5, (paragraph) 5.1.2.

      7.2.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner's approval, at off-site workshops.

      7.2.2 Wages or salaries of the Contractor's supervisory and administrative personnel when stationed at the site with the Owner's approval.
      (If it is intended that the wages or salaries of certain personnel stationed at the Constructor's principal or other offices shall be included in the Cost of the Work, identify in Article 14 the personnel to be included and whether for all or only part of their time, and the rates at which their time will be charged to the Work.)

      7.2.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Subparagraphs 7.2.1 through 7.2.3.

      7.3 SUBCONTRACT COSTS

      7.3.1 Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

      7.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION

      7.4.1 Costs, including transportation and storage, of materials and equipment incorporated or to be incorporated in the completed construction.

      7.4.2 Costs of materials described in the preceding Subparagraph 7.4.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner's property at the completion of the Work.


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      7.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND
      RELATED ITEMS

      7.5.1 Costs, including transportation and storage, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment and hand tools not customarily owned by construction workers, that are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost (less salvage value) of such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value. These costs are included in General Conditions unless designated above normal scope of work.

      7.5.3 Costs of removal of debris from the site.

      7.5.4 Costs of document reproductions, facsimile transmissions and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site, will be billed as direct cost.

      7.5.5 That portion of the reasonable expenses of the Contractor's personnel incurred while traveling in discharge of duties connected with the Work. If required to inspect manufacturers facilities to verify scheduling production subject to the owner's prior approval.

      7.5.6 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, if approved in advance by the Owner.

      7.6 MISCELLANEOUS COSTS

      7.6.1 That portion of insurance and bond premiums that can be directly attributed to this Contract:

      included under insurance per Article 5 subparagraph 5.1.2

      7.6.2 Sales, use or similar taxes imposed by a governmental authority that are related to Work.

      Client must submit Certificate of Capital Improvement or be subject to applicable taxes.

      7.6.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

      This is a specific line item to be paid by client to contractor.

      7.6.4 Fees of laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of AIA Document A201-1997 or other provisions of the Contract Documents, and which do not fall within the scope of Subparagraph 7.7.3.

      7.6.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement of the Contract Documents; and payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent. However, such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Contractor's Fee. If such royalties, fees and costs are excluded by the last sentence of Subparagraph 3.17.1 of AIA Document A201-1997 or other provisions of the Contract Documents, then they shall not be included in the Cost of the Work.

      7.6.7 Deposits lost for causes other than the Contractor's negligence or failure to fulfill a specific responsibility to the Owner as set forth in the Contract Documents.

      7.6.8 Legal, mediation and arbitration costs, including attorneys' fees, other than those arising from disputes between the Owner and Contractor, reasonably incurred by the Contractor in the performance of the Work and with the Owner's prior written approval; which approval shall not be unreasonably withheld.


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      7.7 OTHER COSTS AND EMERGENCIES

      7.7.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

      7.7.2 Costs due to emergencies incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.6 of AIA Document A201-1997.

      7.7.3 Costs of repairing or correcting damaged or nonconforming Work executed by the Contractor, Subcontractors or suppliers, provided that such damage or nonconforming Work was not caused by negligence or failure to fulfill a specific responsibility of the Contractor and only to the extent that the cost of repair or correction is not recoverable by the Contractor from insurance, sureties, Subcontractors or suppliers.

ARTICLE 8 COSTS NOT TO BE REIMBURSED

      8.1 The Cost of the Work shall not include:

      8.1.3 Overhead and general expenses, except as may be expressly included in Article 7.

      8.1.6 Except as provided in Subparagraph 7.7.3 of this Agreement, costs due to the negligence or failure to fulfill a specific responsibility of the Contractor, Subcontractors and suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable.

      8.1.7 Any cost not specifically and expressly described in Article 7.

      8.1.8 Costs, other than costs included in Change Orders approved by the Owner.

ARTICLE 10 SUBCONTRACTS AND OTHER AGREEMENTS


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      10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner shall then determine, with the advice of the contractor and the Architect, which bids will be accepted. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

      10.2 If a specific bidder among those whose bids are delivered by the Contractor to the Architect (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid that conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

      10.3 Subcontracts or other agreements shall conform to the applicable payment provisions of this Agreement, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

ARTICLE 11 ACCOUNTING RECORDS

      The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract.

ARTICLE 12 PAYMENTS

      12.1 PROGRESS PAYMENTS

      12.1.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

      12.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

      12.1.4 With each Application for Payment, the Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor's Fee; plus (3) payrolls for the period covered by the present Application for Payment.

      12.1.5 Each Application for payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.


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      12.1.6 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

      12.1.8 Except with the Owner's prior approval, payments to Subcontractors shall be subject to retainage of not less than percent (10%). The Owner and the Contractor shall agree upon a mutually acceptable procedure for review and approval of payments and retention for Subcontractors.

      12.1.9 In taking action on the Contractor's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Subparagraph 12.1.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract.

      12.2 FINAL PAYMENT

      12.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when:

            .1 the Contractor has fully performed the Contract except for the Contractor's responsibility to correct Work as


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            provided in Subparagraph 12.2.2 of AIA Document A201-1997, and to
            satisfy other requirements, if any, which extend beyond final payment; and

            .2 a final Certificate for Payment has been issued by the Architect.

      12.2.2 The Owner's final payment to the Contractor shall be made no later than 10 days after the issuance of the Architect's final Certificate for Payment, or as follows:

      12.2.5 If, subsequent to final payment and at the Owner's request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, above and beyond the architectural drawings and specifications, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment.

ARTICLE 13 TERMINATION OR SUSPENSION

      13.1 The Contract may be terminated by the Contractor, or by the Owner for convenience, as provided in Article 14 of AIA Document A201-1997. However, the amount to be paid to the Contractor under Subparagraph 14.1.3 of AIA Document A201-1997 shall not exceed the amount the Contractor would be entitled to receive under Paragraph 13.2 below, except that the Contractor's Fee shall be calculated as if the Work had been fully completed by the Contractor, including a reasonable estimate of the Cost of the Work for Work not actually completed.

      13.2 The Contract may be terminated by the Owner for cause as provided in
      Article 14 of AIA Document A201-1997.


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      13.3 The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor that the Owner elects to retain and that is not otherwise included in the Cost of the Work under Subparagraph 13.2.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 13, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

      13.4 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201-1997; in such case, the Guaranteed Maximum Price and Contract Time shall be increased as provided in Subparagraph 14.3.2 of AIA Document A201-1997 except that the term "profit" shall be understood to mean the Contractor's Fee as described in Subparagraph 5.1.2 and Paragraph
      6.4 of this Agreement.

ARTICLE 14 MISCELLANEOUS PROVISIONS

      14.1 Where reference is made in this Agreement to a provision AIA Document A201-1997 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

      14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

      (Insert rate of interest agreed upon, if any.)

            9%

      14.3 The Owner's representative is:       JEFFREY Binstock
      (Name, address and other information)     c/o Urban Fetch
                                                536 Broadway, N.Y., N.Y.

      14.4 The Contractor's representative is:  Jeffrey Levitt
      (Name, address and other information)     c/o Mastercraft Builders, Inc.
                                                600 West 57th Street, N.Y., N.Y.

      14.5 Neither the Owner's nor the Contractor's representative shall be changed without ten days' written notice to the other party.

      14.6 Other provisions: A deposit is required in the amount of 25% of the project cost or the total of sub-contractor required deposits + 15%, which ever is the less.

ARTICLE 15 ENUMERATION OF CONTRACT DOCUMENTS

      15.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

      15.1.1 The Agreement is this executed 1997 edition of the Standard Form of Agreement Between Owner and Contractor, AIA Document A111-1997.

      15.1.2 The General Conditions are the 1997 edition of the General Conditions of the Contract for Construction AIA Document A201-1997.

      15.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated ___, and are as follows:

      Document                Title                  Pages


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ARTICLE 16 INSURANCE AND BONDS

            5 million Liability, Workmen compensation (statutory), Disability (statutory).

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies, of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.

/s/ L.J.S. SVOBODA
--------------------------------------------------
OWNER (Signature)  Urban Fetch


L.J.S. SVOBODA, CFO
--------------------------------------------------
(Printed name and title)



/s/ Jeffrey Levitt
--------------------------------------------------
CONTRACTOR (Signature)  Mastercraft Builders, Inc.


Jeffrey Levitt - Director of Construction
--------------------------------------------------
(Printed name and title)


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                                    Rider "A"

                            SUPPLEMENTARY CONDITIONS

      The following Supplementary Conditions modify, change, delete from or add to the "General Conditions of the Contract for Construction" AIA Document A201 - 1997 ("General Conditions"). Where any article, paragraph, subparagraph or clause of the General Conditions is modified or deleted by these Supplementary Conditions, the unaltered provisions of that article, paragraph, subparagraph or clause shall remain in effect. Where apparent conflicts occur between these Supplementary Conditions and the provisions of the General Conditions, the documents shall be interpreted to impose the highest standards and most stringent obligations upon the Contractor so that the Owner is provided the broadest possible protection.

      1.    The following is added as Paragraph 1.2.4:

            In case of discrepancies between or among the Contract Documents, the Contractor shall secure instructions from the Owner or Architect before proceeding with the Work affected by such discrepancies. The Contractor shall assume full responsibility for proceeding with such Work without approval.

      2     The following is added as Paragraph 3.2.4:

            The Contractor represents that it has had adequate access to the job site and building area in which the Work is to be performed, it has satisfied itself as to the nature and location of the Work, including any possible obstructions, the equipment and facilities needed for the execution of the Work, and all other matters which can in any way affect the Work or cost thereof, and that it has studied the Contract Documents and all other documents relating to, or which may influence, the Work.

      3.    The following is added as Paragraph 3.4.4:

            The Contractor shall insure that manufactured articles, materials and equipment are applied, installed, connected, erected, used, cleaned and conditioned as directed by the respective manufacturers, unless otherwise specified.

      4.    The following is added as Paragraph 3.4.5:

            In the event that it is necessary for Contractor to stockpile or to store quantities of materials or equipment on the job site, Contractor shall inform Owner of such necessity and Owner shall offer reasonable available space, if any, for storage of such materials or equipment and Contractor shall be


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            provided with keys to said storage area. Contractor shall use said space only for such purpose. Owner shall not be responsible to Contractor for loss of or damage to said material or equipment for any cause whatsoever, except where such loss or damage is caused solely by gross negligence or willful act of Owner, its agents, servants and/or employees. Combustible materials shall be seared, kept, and watched over in strict compliance with all Federal, State and City laws, rules, ordinances and regulations, and the directions and requirements of any insurance body or insurance carrier covering Contractor, Owner, the Premises or any part of the contents thereof. All permits, licenses and certificates required by law in connection with materials stored on the Premises shall be kept on the Premises and shall be open to inspection by Owner at all times. Contractor will not, without the prior consent of the Owner, store or maintain any explosive, dangerous, or hazardous materials (including environmentally hazardous materials) on the premises.

      5.    The following is added as Paragraph 3.4.6:

            Notwithstanding anything contained herein to the contrary, all material delivered to the job site shall be unconditionally owned by Contractor at the time of delivery and shall be free of the lien or claim of any third party, for which Owner has made payment to the Contractor.

      6.    The following is added as Paragraph 3.5.2:

            Notwithstanding anything contained herein to the contrary, Contractor does hereby warrant all Work and material to be in full and complete accordance with the contract and all Work and materials to be free from any and all defects and imperfections and fully suitable for the use and purposes for which each and every part is intended. Contractor further agrees that should any defect develop or appear, Contractor shall promptly, upon demand, fully correct, substitute and make good any such defective material or workmanship without any cost to Owner and will save Owner harmless against any claim, demand, loss or damage arising from any breach of the warranty contained herein. The foregoing warranty shall commence on the date the Architect certifies the Work is fully completed and shall terminate one (1) year thereafter unless otherwise extended by applicable law. Where Owner has terminated this contact pursuant to the terms and conditions provided for herein, the period of warranty for the Work performed by Contractor shall commence on the effective date of termination.

            If any warranty shall be given by any manufacturer, installer, supplier, subcontractor, or by any other person involved in any manner or performing any work in relation to this project to the Contractor or to any Subcontractor, whether such warranty is required by this contract or otherwise, the Contractor or such Subcontractor hereby agrees unconditionally to assign all


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            rights under such warranty to Owner. The Contractor or Subcontractor agrees to deliver a written assignment of such warranty and all other evidence of such warranty to Owner. Notwithstanding anything to the contrary, any warranty which shall be longer than the one (1) year warranty granted by a Contractor to Owner as provided in this Paragraph 3.5.2 shall remain in full force and effect and shall not be shortened by this paragraph or any other clause in this contract. Any warranties by manufacturers will supercede Contractor's warranty.

      7.    The following is added to Paragraph 3,7.1;

            No portion of the Work shall be performed unless and until:

            (x) all permits required for the performance of the construction Work will have been obtained and will be in full force and effect; and

            (y) any prior portion of the Work, which must be or customarily is inspected by a governmental or insurance representative and the inspection of which would be made impossible or impractical by the performance of the portion of the Work to be performed, shall have been inspected.

            The following is added to Paragraph 3.7.4:

            In the event any violations are placed upon the premises by any public authority as a result of or in connection with the Work, to be reflected on drawings and specifications to be agreed upon by owner and contractor or as otherwise agreed upon as in the case of demolition work by the Contractor, the Contractor shall be solely responsible therefor and shall bear all costs attributable thereto. Final payment, in an amount at least sufficient to correct such violations as determined by the Architect, shall be withheld until all such violations are cured of record. In addition, Contractor shall indemnify Owner for all damage, cost and expense arising from such violations including but not limited to reasonable attorneys fees. In the event Contractor fails to cure such violations of record within a reasonable time, Owner may cause such violations to be cured and upon demand Contractor shall pay Owner the costs incurred in such cure including reasonable attorneys fees. The above is exclusive of C of O, previous violations or errors and omissions by Architect and/or engineer.

      9.    The following is added as Paragraph 3.15.1.1:

            Contractor shall obtain all applicable approvals and permits required for the placement of a dumpster on the Premises. The location of the dumpster shall be Subject to Owner's approval.


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      10.   The following is added as Paragraph 3.18.3.

            If any claim or demand is made against Owner or Architect arising out of or caused by any act or omission of Contractor, its subcontractors, agents and/or employees during the progress of the Work, Owner may, in its sole discretion, withhold payments to Contractor up to the amount of the claim or demand being asserted plus estimated costs and legal fees. Notwithstanding the preceding sentence, to the extent any such claims are covered by insurance and the insurance carrier acknowledges without reservation that it will defend such claims and pay any judgements or settlements arising in connection therewith, Owner shall not withheld payments. Any payments that are withheld in accordance with this paragraph will not effect Contractors obligations to complete performance under this agreement. To the extent that Owner has not withheld payments, Contractor shall refund to Owner and Architect all monies that Owner or Architect may be compelled to pay in satisfying such claims and/or liabilities including all costs and reasonable legal fees. Contractor shall exercise proper care and caution so as to avoid accident or injury to persons and property and shall adopt and carry out any reasonable suggestions of Owner or Architect in an effort to ensure safety.

      11.   The following is added to Paragraph 4.2.4:

            Notwithstanding the above, direct communications between and among Owner and Contractor, which is not conducted through the Architect, shall nevertheless be fully valid and effective and must be in writing.

      12.   The following is added to Paragraph 6.24:

            Should the Contractor cause damage to the Work or property of any separate owners contractor, the Contractor shall upon due notice promptly attempt to settle with such other contractor by agreement, or otherwise to resolve the dispute. If such separate contractor sues or initiates an arbitration proceeding against the Owner on account of any damage alleged to have been caused by the Contractor, the Owner shall notify the Contractor who shall defend such proceedings at the Contractors expense, and if any judgment or award against the Owner arises therefrom the Contractor shall pay or satisfy it and shall reimburse the Owner for all attorneys' fees and court or arbitration costs Which the Owner has incurred.

      13.   The following is added to Paragraph 9.3.1.

            Each Application for Payment shall be in the form of AIA Document G702 "Application and Certificate for Payment," supported by Contractor's completed payment schedule form.


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

            The submission of an Application for Payment shall constitute representations by Contractor to the Owner, that (1) the Work has progressed to the point indicated; (2) the quality of the Work is in accordance with the Contract documents; (3) Contractor is entitled to payment in the amount certified; (4) Contractor has supervised the Work in accordance with the terms of the Contract Documents; (5) all documents and other data submitted by Contractor in order to substantiate Contractor's right to payment are true and correct; (6) all monies previously paid on account of the Contract Sum have been applied in accordance with the Contract Documents and in full compliance with any applicable law, including the New York Lien Law.

      14.   The following is added to Paragraph 9.3.3:

            In the event that, at any time, there shall be evidence of any lien or claim for Work or material furnished in the performance of the Work which, if established, could be an encumbrance upon the property upon which said Work is to be performed or for which Owner is or may become liable, for which Owner has previously paid, Owner shall have the right to retain out of any payment then due or to become due to Contractor the full amount of the lien or claim. If any such claim or lien is asserted after all payments hereunder have been made, or should the amount owed to Contractor be insufficient to completely indemnify and defend Owner from and against any such claim or lien, Contractor shall refund to Owner the sums that Owner was compelled to pay in discharging such lien or satisfying such claim, including but not limited to reasonable legal, accounting and engineering fees, or Contractor shall bond such liens or claims. In the event that any lien shall be filed during the course of the Work, Contractor shall discharge same by bonding or in any other manner provided by law, within five (5) days from the date of filing thereof. In the event that Contractor shall fail or refuse to so discharge such lien, Owner shall have the right to cause the same to be removed by bonding or by payment, and the entire cost incurred by Owner in so doing, including reasonable legal and accounting fees, shall be deducted from the Contract Price.

      15.   The following is added as Paragraph 9.4.3:

            If Architect requests additional documentation or information in connection with any Application for Payment and said additional documentation or information shall only be with respect to a portion of the Work for which payment is sought by the Contractor, then Architect shall issue a Certificate of Payment for that portion of the Work not in question and contemporaneously make its request to Contractor for the additional


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

            documentation or information needed to issue a Certificate of Payment for the balance of the amount applied for. The Architect's Certificate of Payment for such balance shall await its receipt of such additional documentation or information.

      16.   The following is added as Paragraph 9.5.3:

            Before each progress payment other than the final payment, shall be deemed earned or payable, Contractor and each Subcontractor and supplier shall execute and deliver to Owner a waiver of lien in form reasonably acceptable to Owner with respect to the payments made by Owner pursuant to the previous Certificate for Payment. Before the final payment shall be deemed earned and payable. Contractor and each Subcontractor and supplier shall execute and deliver to Owner a waiver of lien in form reasonably acceptable to Owner.

      17.   The following is added as Paragraph 11.1.1.1:

            All coverages required under subsection 11.1.1 shall be written on an occurrence basis, by companies licensed to do business in the State of New York and otherwise acceptable to Owner for not less than the limits of liability set forth below:

            A.    Worker's Compensation and Statutory Employers Liability:
                  Statutory Limits

            B. Commercial General Public Liability: Including, but not limited to, Premises Operation, bodily injury, personal injury, death, independent contractors, products and completed operations, contractual liability and broad form property damage coverage in a combined single limit amount of not less than $10,000,000.

            C.    Automobile Liability: Per Person/Per Occurrence: Bodily
                  Injury: $1,000,000/$1,000,000

            D. Products and Completed Operations Insurance shall be maintained for a minimum period of two (2) years after final payment and Contractor shall continue to provide evidence of such coverage to Owner on an annual basis during the aforementioned period.

      18.   The following is added as Paragraph 11.1.4:

            Certificates of Insurance or duplicate original policies of insurance acceptable to the Owner which specifically set forth evidence of all coverage required


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

            hereunder, and copies of all endorsements that are subsequently issued, shall be delivered by Contractor to the Owner prior to the commencement of the Work. Contractor shall not, by its actions or inactions, cause any insurance policies to be canceled or permit them to lapse prior to the issuance of the Final Certificate of Completion for the Work and all insurance policies shall include clauses to the effect that (i) the policy shall not be canceled, changed & non-renewed or coverage thereunder reduced until at least forty-five (45) days after Owner, Architect and any mortgagee whose name and address has been provided to the insurer have received written notice thereof; (ii) the act or omission of the named insured or any additional insured will not invalidate the policy as to the other additional insureds; and (iii) such insurance shall be primary and noncontributory.

      19.   The following is added as Paragraph 11.1.5:

            All insurance required hereunder shall be written, unless specified otherwise herein, without the inclusion of any defense costs within the limits of liability per job, and shall name Owner, Architect, and each of the aforesaid parties' agents, officers and employees and, upon notice from Owner, any mortgagee, as an additional insured thereunder.

            In the event of the failure of Contractor to furnish and maintain any of the insurance required pursuant to this Contract, Owner shall have the right at its option to terminate this Contract for cause, as provided for in Paragraph 14.2.1 or to take out and maintain such insurance for and in the name of Contractor and Contractor agrees to pay the cost thereof and to furnish all necessary information to permit Owner to take out and maintain such insurance for the account of Contractor. Compliance by Contractor with the foregoing requirements to carry insurance and furnish certificates shall not relieve Contractor from liability assumed under any provision of this Contract.

      20.   The following is added as Paragraph 11.1.6:

            The insurance required by this Paragraph 11, at the option of Contractor, may be effected by blanket and/or umbrella policies issued to Contractor covering the Premises, provide that the policies otherwise comply with the provisions of this Paragraph 11 and allocate to the Premises the coverage specified herein, without possibility of reduction or coinsurance by reason of, or damage to, any other premises named therein.

      21. Notwithstanding the provisions of Paragraph 13.3.1, all notices hereunder shall be given by personal messenger or courier delivery, by facsimile transmission, by overnight or express mail service or by mailing certified, return receipt requested, addressed to Contractor, Architect or to Owner at the addresses set forth on the first page of the Standard Form Agreement. Any notice given by Contractor to Owner which relates to
            (i) a claim of default by Owner, (ii) a demand for payment, or (iii) an attempted termination of this Contract or of the Work, and any other correspondence in connection therewith, shall also be sent by Contractor to:

                  Ruskin, Moscou, Evans & Faltischek, P.C.
                  170 Old Country Road
                  Mineola, New York 11501
                  Attention: Irvin Brum, Esq.

      22.   The following is added as Paragraph 13.8:

            Contractor warrants and represents it shall employ sufficient workers at the site to complete work in a timely manner.

      23.   The following is added as Paragraph 13.9:

            For all work done by Contractor in connection with this Contract, Contractor warrants and represents that any and all materials used in this project shall be equal to or superior in quality, in all respects, to (a) the material being removed and replaced and (b) the same or similar type of material existing elsewhere in the building. In no event, however, shall any materials used in this Project be inferior to the materials and standards required by the drawings and specifications.


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